THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

San Diego, California	March 13, 2015

Purchase Price: $350,000
Principal Amount: $375,000

12% OID PROMISSORY NOTE

THIS 12% OID NOTE is a duly authorized and validly issued 12% OID Convertible Note, of FRESH HEALTHY VENDING INTERNATIONAL, INC., a Nevada Corporation, (the "Borrower" or the "Company"), having its principal place of business at 9605 Scranton Road, Suitye 801, San Diego, CA 92121.

FOR VALUE RECEIVED, the Company promises to pay in lawful money of the United States to the order of GEMINI MASTER FUND, LTD. ("Lender" or "Holder") on or before June 13, 2015 (the "Maturity Date"), the principal sum of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000.00), and to pay interest to the Lender on the outstanding principal amount of this 12% OID Promissory Note (the "Note") in accordance with the provisions hereof.

The Borrower agrees and acknowledges that this Note is being issued at a discount to the amount due on the Maturity Date and the full purchase price paid by the Lender for this Note is $350,000.

This Note is subject to the following additional provisions:

Section 1.                          Interest; Prepayment.

Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 12%.  The Borrower shall pay to the Lender any and all accrued but unpaid interest hereunder on the Maturity Date. The Borrower may prepay all or any portion of the principal amount of this Note without penalty at any time.

Section 2.                          Events of Default.

a)            "Event of Default" means, wherever used herein, any of the following events: (i) any default in the payment of principal or interest due under this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); (ii) the Borrower shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 15 days after notice of such failure is delivered by the Lender or after the Borrower has become or should have become aware of such failure, whichever is earlier; or (iii) the Borrower shall be subject to any bankruptcy or insolvency proceeding (iv) the Borrower shall be in default of any other debt obligations;

b)            Remedies Upon Event of Default.  If any Event of Default occurs, then 110% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon and other amounts owing in respect hereof through the date of acceleration, shall become immediately due and payable in cash.  After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

Section 3.                          Miscellaneous.

a)            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note shall be commenced in the state and federal courts sitting in the City of San Diego, State of California (the "California Courts").  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such California Courts, or such California Courts are improper or inconvenient venue for such proceeding.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.  If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

d)            Amendments; Waiver.  No provision of this Note may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each of the Company and the Lender.  Any waiver by the Company or the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. The Borrower expressly waives presentment for payment, demand, protest, notice of dishonor, notice of protest and notice of non-payment of this Note, and further waives all benefit of valuation, appraisement and exemption laws, and agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Borrower.

e)            Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first written above.

FRESH HEALTHY VENDING INTERNATIONAL, INC.
By: /s/Nicholas Yates Name: Nicholas Yates Title: Chairman